Exhibit 3.7
CERTIFICATE OF LIMITED PARTNERSHIP
OF
DEP OPERATING PARTNERSHIP, L.P.
     This Certificate of Limited Partnership, dated September 28, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
1.	Name. The name of the limited partnership is “DEP Operating Partnership, L.P.”
2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
3.	General Partner. The name and the mailing address of the general partner is:
DEP OLPGP, LLC 1100 Louisiana Street, 10th Floor Houston, Texas 77002
     IN WITNESS WHEREOF, the undersigned general partner has duly executed this Certificate of Limited Partnership as of the date first written above.

DEP OLPGP, LLC

By:		Duncan Energy Partners L.P., its Sole Member

	By:		DEP Holdings, LLC, its General Partner

		By:	/s/ Richard H. Bachmann

Richard H. Bachmann
President and Chief Executive Officer